As filed with the Securities and Exchange Commission on February 4, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CSI COMPRESSCO LP

(Exact name of registrant as specified in its charter)

Delaware	94-3450907
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1735 Hughes Landing Blvd., Suite 200 The Woodlands, Texas	77380
(Address of Principal Executive Office)	(Zip Code)

CSI COMPRESSCO LP SECOND AMENDED AND RESTATED 2011 LONG-TERM INCENTIVE PLAN

(Full title of the plan)

John E. Jackson

Chief Executive Officer

CSI Compressco LP

1735 Hughes Landing Blvd., Suite 200

The Woodlands, Texas 77380

(Name and address of agent for service)

(281)-364-2244

(Telephone number, including area code, of agent for service)

Copy to:

David P. Oelman

Vinson & Elkins L.L.P.

1001 Fannin Street, Suite 2500

Houston, Texas 77002

(713)-758-2222

(Telephone Number, Including Area Code)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller Reporting Company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”).  ☐

EXPLANATORY NOTE

This Registration Statement is being filed for the purpose of registering the offer and sale of an additional 582,746 Common Units that may be issued pursuant to the Plan, which Common Units consist of Common Units previously reserved and available for delivery with respect to awards under the Plan and additional Common Units that have or may again become available for delivery with respect to awards under the Plan pursuant to the Common Unit counting, Common Unit recycling and other terms and conditions of the Plan. Except as otherwise set forth below, the contents of the registration statements on Form S-8 (the “Prior Registration Statements”) previously filed with the Securities and Exchange Commission (the “Commission”) on June 17, 2011 (File No. 333-175007), which registered the offer and sale of 1,537,122 Common Units under the Plan, and on December 4, 2018 (File No. 333-228675), which registered the offer and sale of an additional 3,850,000 Common Units under the Plan, are incorporated herein by reference and made a part of this Registration Statement as permitted by General Instruction E to Form S-8.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

CSI Compressco GP LLC, a Delaware limited liability company and the general partner of the Registrant, will provide all participants in the Plan with the document(s) containing the information required by Part I of Form S-8, as specified in Rule 428(b)(1) promulgated by the Commission under the Securities Act. In accordance with the rules and regulations of the Commission, the Registrant has not filed such document(s) with the Commission, but such documents (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. The Registrant shall maintain a file of such documents in accordance with the provisions of Rule 428(a)(2) of the Securities Act. Upon request, the Registrant shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The contents of the Prior Registration Statements, including periodic reports that the Registrant filed after the Prior Registration Statements to maintain current information about the Registrant, are incorporated herein by reference and made a part of this Registration Statement.

Item 8.	Exhibits.

Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith:

Exhibit Number	Description

4.1	Third Amended and Restated Agreement of Limited Partnership of CSI Compressco LP, dated January 6, 2022 (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed on January 11, 2022 (File No. 001-35195)).

5.1*	Opinion of Vinson & Elkins L.L.P.

23.1*	Consent of Grant Thornton LLP.

23.2*	Consent of Ernst & Young LLP.

23.3*	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1 to this Registration Statement).

24.1*	Powers of Attorney (included on the signature page hereof).

99.1	CSI Compressco LP Second Amended and Restated 2011 Long-Term Incentive Plan (incorporated by reference to Exhibit 4.3 to the Registrant’s Form S-8 filed with the Commission on December 4, 2018 (File No. 333-228675)).

107.1*	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of The Woodlands, State of Texas, on February 4, 2022.

CSI COMPRESSCO LP

By:	CSI COMPRESSCO GP LLC
its General Partner

By:	/s/ John E. Jackson
John E. Jackson
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below appoints each of John E. Jackson, Jonathan W. Byers and Derek Anchondo as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and the dates indicated.

Signature	Title	Date

/s/ John E. Jackson John E. Jackson	Chief Executive Officer and Director (Principal Executive Officer)	February 4, 2022

/s/ Jonathan W. Byers Jonathan W. Byers	Chief Financial Officer and Director (Principal Financial Officer)	February 4, 2022

/s/ Michael E. Moscoso Michael E. Moscoso	Vice President—Finance (Principal Accounting Officer)	February 4, 2022

/s/ Ted A. Gardner Ted A. Gardner	Chairman and Director	February 4, 2022

/s/ Robert Price Robert Price	Director	February 4, 2022

/s/ Stephen R. Gill Stephen R. Gill	Director	February 4, 2022

/s/ James R. Larson James R. Larson	Director	February 4, 2022

/s/ Denise G. Essenberg Denise G. Essenberg	Director	February 4, 2022